SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2005

OPINION RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22554 (Commission File Number)	22-3118960 (I.R.S. Employer Identification No.)

600 College Road East, Suite 4100, Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)
Registrant’s telephone number, including area code: (609) 452-5400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Purchase Agreement with the LLR Partnerships
     On July 29, 2005, Opinion Research Corporation (the “Company”), LLR Equity Partners, L.P. (“LLR Equity”) and LLR Partners Parallel L.P. (“LLR Parallel” and together with LLR Equity, the “LLR Partnerships”) entered into a purchase agreement (the “Purchase Agreement”) pursuant to which the Company agreed to repurchase from the LLR Partnerships, for an aggregate purchase price of $20.0 million, the following securities and rights: (1) 1,176,458 shares of the Company’s common stock (the “Common Stock”); (2) 10 shares of the Company’s Series B Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”), representing all of the authorized, issued and outstanding shares of the Series B Preferred Stock; (3) warrants to purchase 740,500 shares of the Common Stock at a price of $12.00 per share; (4) anti-dilution warrants to purchase shares of the Common Stock at a price of $.01 per share; (5) rights to exchange up to 1,176,458 shares of the Common Stock held by the LLR Partnerships for shares of the Company’s Series C Preferred Stock, par value $.01 per share, on a two-for-one basis; and (6) certain other rights held by the LLR Partnerships pursuant to their agreements with the Company dated September 1, 2000 (collectively, the “LLR Interests”).
     Subject to certain limitations set forth in the Purchase Agreement, we have agreed to indemnify the LLR Partnerships in connection with the transactions contemplated by the Purchase Agreement. The closing of the transactions contemplated by the Purchase Agreement occurred on July 29, 2005. In accordance with the terms of the Purchase Agreement, at the closing the directors appointed by the LLR Partnerships to the Company’s Board of Directors, Seth J. Lehr and John J. Gavin, submitted to the Company their resignations as members of the Company’s Board of Directors, effective as of July 29, 2005. Mr. Lehr is a managing member of LLR Capital, L.L.C., which is the general partner of LLR Capital, L.P., which, in turn, is the general partner of the LLR Partnerships.
     A copy of the Purchase Agreement is attached to this Form 8-K as Exhibit 10.1.
     Senior Subordinated Note Purchase Agreement
     On July 29, 2005, the Company and certain of its affiliates, Macro International Inc., ORC Protel, LLC, Social and Health Services, Ltd., ORC Holdings, Ltd. and O.R.C. International Ltd. (together with the Company, the “Borrowers”), entered into a Senior Subordinated Note Purchase Agreement (the “Note Purchase Agreement”) with The Royal Bank of Scotland plc (the “Subordinated Lender”).
     Under the terms of the Note Purchase Agreement, the Company obtained a six-year term loan of $20.0 million (the “Subordinated Debt”) at a fixed annual interest rate of 14%. Interest is required to be paid quarterly, and principal is payable in six years, with no amortization required during such six-year period. Pre-payment penalties are as follows, calculated as a percentage of the amount pre-paid: in the first year, 6%; in the second year, 4%; in the third year, 2%. After the third year, there is no pre-payment penalty. The Subordinated Debt may become due and payable upon an “Event of Default” under the terms of the Note Purchase Agreement. Each of the following events, among others, constitutes an “Event of Default” under the Note Purchase

Agreement: (a) failure to pay interest on the Subordinated Debt within five days of the date when due; (b) if any warranty or representation shall be misleading or untrue in any material respect; (c) breach of any affirmative or negative covenant; (d) non-compliance with any financial covenant; (e) if any Borrower becomes bankrupt or insolvent; (f) if any obligation of any Borrower for borrowed money in excess of $500,000 becomes due and payable prior to the expressed maturity thereof; (g) if a payment default shall occur under the Senior Facility and such default remains uncured beyond any applicable cure period; and (h) if any Borrower is in default under any Material Contract (as such term is defined in the Note Purchase Agreement) and the other party thereto commences the exercise of its rights and remedies thereunder. The Company paid a $500,000 fee to the Royal Bank of Scotland plc in connection with the closing of the Note Purchase Agreement.
     Other than the relationships established by the Note Purchase Agreement, none of the Borrowers or their affiliates have any material relationships with the Subordinated Lender.
     The net proceeds of the loan were used to repurchase the LLR Interests. A copy of the Note Purchase Agreement is attached to this Form 8-K as Exhibit 10.2.
     Second Modification to Business Loan and Security Agreement and Other Loan Documents
     On July 29, 2005, the Company and the other Borrowers entered into a Second Modification to Business Loan and Security Agreement and Other Loan Documents (the “Second Modification”) with Citizens Bank of Pennsylvania, a Pennsylvania state chartered bank, and First Horizon Bank, a division of First Tennessee Bank National Association (together, the “Senior Lenders”). The Second Modification amended the Business Loan and Security Agreement dated as of May 4, 2004, as amended on March 15, 2005, pursuant to which the Borrowers had previously obtained a senior secured credit facility consisting of a revolving line of credit in the maximum aggregate principal amount of $35,000,000 (the “Senior Revolving Facility”) and a term loan in the principal amount of $15,000,000 (the “Term Loan,” and together with the Senior Revolving Facility, the “Senior Facility”).
     Under the terms of the Second Modification, the Senior Lenders consented to the Borrowers’ entry into the Note Purchase Agreement and the issuance of the Subordinated Debt. In addition, certain financial covenants under the Senior Facility were amended.
     Other than the relationships established by the Senior Facility and routine commercial banking services, none of the Borrowers or their affiliates have any material relationships with the Senior Lenders.
     A copy of the Second Modification is attached to this Form 8-K as Exhibit 10.3.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The disclosure set forth in Item 1.01 above is incorporated by reference herein.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     At the closing under the Purchase Agreement, the directors appointed by the LLR Partnerships to the Company’s Board of Directors, Seth J. Lehr and John J. Gavin, submitted to the Company their resignations as members of the Company’s Board of Directors, effective as of July 29, 2005.

Item 8.01 Other Events
     On July 29, 2005, the Company issued a press release announcing the completion of the repurchase of the LLR Interests and the subordinated debt financing described above. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     9.01(c) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
No.	Description

10.1	Purchase Agreement among the Company and the LLR Partnerships dated July 29, 2005

10.2	Note Purchase Agreement between the Company and The Royal Bank of Scotland plc dated July 29, 2005

10.3	Second Modification dated July 29, 2005

99.1	Opinion Research Corporation Press Release dated July 29, 2005 regarding the completion of the repurchase of the LLR Interests and the subordinated debt financing

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPINION RESEARCH CORPORATION
	By:	/s/ Douglas L. Cox
		Name:	Douglas L. Cox
Dated: August 2, 2005		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Purchase Agreement among the Company and the LLR Partnerships dated July 29, 2005

10.2	Note Purchase Agreement between the Company and The Royal Bank of Scotland plc dated July 29, 2005

10.3	Second Modification dated July 29, 2005

99.1	Opinion Research Corporation Press Release dated July 29, 2005 regarding the completion of the repurchase of the LLR Interests and the subordinated debt financing